EXHIBIT 23



            		CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation of our reports included or incorporated by reference in this Form 10-K for the year ended November 1, 1997 into the Company's previously filed Registration Statements on Form S-8 (File Numbers 33-20437 and 33-61322) and Form S-3 (File Number 333-24527).





                                   	ARTHUR ANDERSEN LLP


St. Louis, Missouri
January 12, 1998